SECOND AMENDMENT AND REINSTATEMENT OF
                 AGREEMENT TO PURCHASE AND SELL APARTMENT PROPERTY

       This SECOND AMENDMENT AND REINSTATEMENT OF AGREEMENT TO PURCHASE AND SELL APARTMENT PROPERTY ("Second Amendment"), is made as of the 14th day of June, 1995, by and between Kemper/Cymrot Real Estate Investment Fund A, L.P., a Delaware limited partnership, ("Seller") and Stonesfair Financial Corporation, a California corporation ("Purchaser").

                                     RECITALS

       A. Seller and Purchaser have entered into that Agreement To Purchase And Sell Apartment Property dated as of the 5th day of May, 1995 (the "Original Agreement") for the purchase and sale of the Fox Ridge Apartments, which is a 180 unit apartment project located at 3715 Tallyho Drive, Sacramento, California. Terms not otherwise defined herein shall have the meaning attributed thereto in the Agreement.

       B. Seller and Purchaser amended certain terms of the Original Agreement pursuant to that certain First Amendment to Agreement to Purchase and Sell Apartment Property dated as of June 5, 1995 (the "First Amendment;" the Original Agreement, as amended by the First Amendment is referred to herein as the "Agreement").

       C. Pursuant to Section 3.3 of the Agreement, by letter dated June 14, 1995, Purchaser delivered to Seller a Termination Notice terminating the Purchaser's obligations under the Agreement.

       D. Seller and Purchaser have agreed to reinstate the Agreement and to amend the Agreement pursuant to the terms and conditions stated in this Second Amendment.

       NOW, THEREFORE, in consideration of the respective agreements, covenants and conditions contained in this Second Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Second Amendment agree as follows:

       1.   Reinstatement and Confirmation.   Purchaser and Seller hereby
  reinstate the Agreement and confirm that Purchaser has elected to conclude the transaction contemplated by the Agreement. Except as expressly modified by the terms of this Second Amendment, the parties hereby confirm and ratify the Agreement and agree that the Agreement shall continue in full force and effect. Notwithstanding the Termination Notice previously delivered by Purchaser to Seller or any other correspondence or documents to the contrary, Purchaser hereby waives its right to provide a Termination Notice pursuant to
  Section 3.3 of the Agreement. Purchaser hereby confirms that following Purchaser's review during the Contingency Period, there are no Title Defects.


       2.   Purchase Price.  The definition of the following term in Section
  1.1 of the Agreement is hereby deleted and the following is substituted in lieu thereof:

            Purchase Price:          $6,527,500.00

       3.   Credit for Capital Improvements.   In the course of Purchaser's
  review during the Contingency Period, Purchaser has determined that there are certain capital improvements that, in Purchaser's opinion, will be required to be made to the Property.  In order to make such improvements Seller hereby agrees to provide Purchaser at the Closing with a credit, as reflected on the
  Closing Statement, in the amount of $310,000 (the "Improvement Credit") less the difference between (a) any and all closing costs to be paid by Seller pursuant to Section 6.5 of the Agreement based on the Purchase Price and (b)
  such closing costs based on the Purchase Price less the Improvement Credit, which difference shall include, without limitation, the difference between the title insurance premium for the Owner's Policy to be paid by Seller based on the Purchase Price and such title insurance premium based on the Purchase
  Price less the Improvement Credit, and the difference between the amount of any and all state, county or local transfer taxes to be paid by Seller based on the Purchase Price and such transfer taxes based on the Purchase Price less the Improvement Credit.

       4.   Brokerage Commission.  The definition of the following term in
  Section 1.1 of the Agreement is hereby deleted and the following is substituted in lieu thereof:

            Brokerage Commission:         $186,525.00

       5.   Interpretation.

            A. This Second Amendment represents the entire agreement between the parties hereto regarding amendments to the Agreement. No future modification, termination or amendment of the Agreement may be made, except by written agreement executed by the parties hereto.

            B. This Second Amendment may be executed in any number of counter-parts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute one and the same agreement.

            D. The validity, construction and enforceability of this Second Amendment shall be governed in all respects by the laws of the State of Illinois, without regard to its conflict of laws rules.

       IN WITNESS WHEREOF, Seller and Purchaser have executed this Second Amendment as of the day and year first above written.

                                     KEMPER/CYMROT REAL ESTATE INVESTMENT FUND
                                     A, L.P., a Delaware limited partnership

                                     By:  KEMPER/CYMROT PARTNERS, L.P., a
                                          Delaware limited partnership, its
                                          general partner

                                     By:  KEMPER REAL ESTATE, INC., a Delaware
                                          corporation, its managing general
                                          partner



                                          By:  /s/ John E. Neal
                                          Its Authorized Signatory


                                          By:  /s/ John W. Burns
                                          Its Authorized Signatory


                                     STONESFAIR FINANCIAL CORPORATION, a
                                     California corporation


                                     By:  /s/ R. Thomas Fair
                                     Name:  R. Thomas Fair